Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MarineMax, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-236617, 333-236618, 333-141657, 333-83332, 333-63307, 333-156358, 333-177019, 333-218563, 333-140366 and 333-218566) on Form S-8 of MarineMax, Inc. and subsidiaries of our reports dated December 2, 2020, with respect to the consolidated balance sheets of MarineMax, Inc. as of September 30, 2020 and 2019, the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of September 30, 2020, which reports appear in the September 30, 2020 annual report on Form 10‑K of MarineMax, Inc.

Our report dated December 2, 2020, on the consolidated financial statements as of September 30, 2020 and 2019 and for each of the years in the three-year period ended September 30, 2020, contains an explanatory paragraph that states that the Company has changed its method of accounting for leases as of October 1, 2019 due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases, and several related amendments, as issued by the Financial Accounting Standards Board (FASB), and the Company has changed its method of accounting for revenue as of October 1, 2018 due to the adoption of ASU 2014-09, Revenue from Contracts with Customers, and several related amendments, as issued by the FASB.

Our report dated December 2, 2020, on the effectiveness of internal control over financial reporting as of September 30, 2020, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2020, Northrop & Johnson’s internal control over financial reporting associated with 1% of total assets and 1% of total revenues included in the consolidated financial statements of the Company as of and for the year ended September 30, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Northrop & Johnson.

/s/ KPMG LLP

Tampa, Florida

December 2, 2020